Exhibit 10.18

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

Amendment no 4 to
Contract between Firebird LNG LLC and Siemens Energy AB

This Amendment is entered into by and between Firebird LNG LLC, a company duly organized and existing under the laws of the territory of Puerto Rico and registered in Puerto Rico, with a business address at 151 San Francisco St., Suite 201, San Juan, Puerto Rico 00901 (hereinafter referred to as the “Customer”) and Siemens Energy AB, a company duly organized and existing under the laws of Sweden and registered in Finspong, Sweden, with a business address at 612 83 Finspong, Sweden (hereinafter referred to as “Siemens Energy”).

Recitals

WHEREAS Customer and Siemens Energy entered into an agreement on July 18th, 2022, for the Power Island Equipment for a SCC6-800 6x1 Combined-Cycle Power Plant together with its auxiliary equipment (herein called “Contract”), and

WHEREAS Customer and Siemens Energy entered into Amendment no 1 on October 11th 2022, for adjustments to the Contract in Article 3 and Appendix 3 of the Contract, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 2 on 13th of January 2023 for certain amendments to the payment terms, delivery terms, as well as adding additional wording in regard to storage, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 3 on 30th of August 2023 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer has not been ready to take delivery of the Supplies and several payment milestones, in accordance with the Contract and applicable amendments, are overdue, the Parties have agreed to make certain amendments to the Contract as set forth in this Amendment no 4;

NOW, THEREFORE the Parties agree as follows:

1. General.

A. Capitalized terms in this Amendment shall have the meanings as given to them in the Contract, except for capitalized terms defined herein which shall have the meaning given to them herein.

B. The recitals of this Amendment form an integral part hereof.

C. The Contract remains unchanged unless it is altered in accordance with this Amendment.

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2. Agreements.

A. Effectiveness of Contract.

The Parties agree that notwithstanding what is stated in Section 2.A to Amendment no 2, the Contract remains in force and effect and is not to be considered terminated.

Article 3 of the Agreement is hereby replaced with the following:

The Contract shall become effective upon its signature by both Parties, and Siemens Energy’s receipt of the down payment shall be free for disposal as mentioned in Article 6.1 (a).

The Parties are in agreement that the delivery dates set forth in Article 8.1 are conditional upon the prerequisite that the Customer has paid all payments within the times stipulated in Article 6.1 of this Contract. In the event that Siemens Energy has not received all payments in accordance with the Contract and its applicable Amendments in full and in time by latest November 30, 2023, Siemens Energy may at its discretion and upon 20 days prior notice terminate the Contract. Siemens Energy shall have no liability whatsoever, under any legal theory (including without limitation breach of contract or of statue, tort, negligence in any form or indemnity), to the Customer relating to or arising out of such termination. Siemens Energy shall be entitled to retain any payments received.

B. Terms of Payment.

The Parties have agreed to make certain amendments to Article 6 of the Contract as follows below.

6.1 The Contract Price shall be paid by the Customer to Siemens Energy at the times and in the manner set forth below. Payment shall be deemed to be made by Customer upon receipt of cleared funds into Siemens Energy’s bank account for its free disposal. All invoices shall be submitted by Email to Customer in accordance to Article N°1.4 “Notices”.

Article 6.1 (a)-(h) remain unchanged and shall be read as per Amendment no 2. These payments have been made in accordance with said amendment to the Contract.

Payments under Article 6.1 (i)-(k) have been invoiced in accordance with Amendment no 2 and these payments are outstanding. As the Parties now have agreed to change the payment setup, these progress payments shall be cancelled, and Siemens Energy will cancel/withdraw the invoices for the respective progress payment. Hence Article 6.1 (i)-(k) shall be deleted.

Article 6.1 (m) remains unchanged as per Amendment no 2. This payment has been made in accordance with said amendment to the Contract.

Article 6.1 (n) “Additional Payment for interest” shall be changed and shall read as follows:

Article 6.1 (n) “Additional Payment for Project prolongation no 1”

Due to the changes of the payment terms agreed in Amendment no 2, the Parties have agreed in negotiation of this Amendment that Customer shall pay to Siemens Energy Additional Payment for Project prolongation and postponement of the delivery times.

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The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 1 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) no later than November 30”1 2023 by bank transfer after receipt of the following document:

- one (1) original of the commercial invoice.

Article 6.1 (o) “Letter of Credit” as well as (h) Payment Provisions under the Letter of Credit shall be deleted.

A new Article 6.2 “Additional Payment for Project prolongation no 2” is inserted and shall read as follows:

6.2 “Additional Payment for Project prolongation no 2 Due to the additional changes of the payment terms, the Parties have agreed in negotiation of this Amendment no 3 that Customer shall pay to Siemens Energy Additional Payment for Project prolongation no 2.

The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 2 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) no later than November 30,h 2023 by bank transfer after receipt of the following document:

- one (1) original of the commercial invoice.

A new Article 6.2a “Additional Payment for Project prolongation no 3” is inserted and shall read as follows:

6.2a “Additional Payment for Project prolongation no 3 Due to the additional changes of the payment terms, the Parties have agreed in negotiation of this Amendment no 4 that Customer shall pay to Siemens Energy Additional Payment for Project prolongation no 3.

The Parties have agreed that the Customer shall pay Siemens Energy the Additional Payment for Project prolongation no 3 as a lump sum amount of [*****] Swedish Kronas ([*****] SEK) no later than October 31st 2023 by bank transfer after receipt of the following document:

- one (1) original of the commercial invoice.

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A new Article 6.3 “Payment for Heat Recover Steam Generators” is inserted and shall read as follows:

Article 6.3 “Payment for Heat Recover Steam Generators”.

The contract price for the Heat Recover Steam Generators shall be fully paid upon delivery or deemed delivery as the case may be. After proportional deduction of the. down payment and progress payments received, the remaining contract price for the Heat Recover Steam Generators is [*****] Swedish Kronas ([*****] SEK). The invoice will be issued 30 days prior to delivery in order to secure that the delivered goods are paid upon delivery. Payment shall be made by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice,

- warehouse receipt, and/or,

- preliminary packing list

A new Article 6.4 “Payment Steam Turbine Power Generation Unit and Gas Turbine Power Generation Units” is inserted and shall read as follows:

Article 6.4 “Payment Steam Turbine Power Generation Unit and Gas Turbine Power Generation Units”

The contract price for the Steam Turbine Power Generation Unit and the Gas Turbine Power Generation Units shall be fully paid upon its respective delivery or deemed delivery as the case may be. Any remaining amount of the down payment and progress payments received after allocation to payment of the HRSG’s, shall be deducted proportionally and the remaining part of the contract price for the respective unit/s shall be invoiced separately.

The invoice will be issued 30 days prior to each respective delivery in order to secure that the delivered goods are paid upon delivery. Payment shall be made by bank transfer after receipt of the following documents:

- one (1) original of the commercial invoice for the contract price of the respective unit/s,

- warehouse receipt, and/or,

- preliminary packing list

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C. Delivery Dates.

(a) The table in Article 8.1 shall be deleted and replaced with the following:

Major Component	Delivery Date
GTG unit 1	Jan 27th 2024
GTG unit 2	Jan 27th 2024
GTG unit 3	Feb 29th 2024
GTG unit 4	Feb 29th 2024
GTG unit 5	March 29th 2024
GTG unit 6	March 29th 2024
HRSG unit 1	November 30th 2023
HRSG unit 2	November 30th 2023
HRSG unit 3	November 30th 2023
HRSG unit 4	November 30th 2023
HRSG unit 5	November 30th 2023
HRSG unit 6	November 30th 2023
STG	Jan 27th 2024

(b) The third paragraph in Article 8.1 shall be replaced with the following:

“Customer is entitled to request a postponement in the Delivery Dates however, only for the GTG units and/or the STG, subject to Siemens Energy’s approval and against compensation for cost associated with storage, of up to a maximum of 60 calendar days following the Delivery Dates mentioned in table above, provided however that the Customer has provided that written request no later than 60 days prior to the originally planned Delivery Dates. Siemens Energy shall confirm such new Delivery dates without undue delay. If the Customer has not taken delivery of the HRSG units, or only taken partial delivery of the HRSG units, within the aforementioned last delivery date as per the table above or has not provided Siemens Energy with satisfactory detailed shipping information, including Customer’s designated point for taking delivery, such units, or part of units, the HRSG units shall be deemed delivered. In the event that the Customer has not paid the remaining contract price for the HRSG units as per Article 6.3 upon delivery or deemed delivery, the full Contract price for the HRSG shall be deducted from the Down payment and progress payments received. Any remaining amount from the payments received shall be allocated towards the remaining STG and GTG’s. Notwithstanding anything to the contrary in the Contract and its applicable amendments, upon delivery of each HRSG unit, that unit shall be deemed fully delivered and Provisional Acceptance shall be deemed to have occurred and Performance Warranties shall be deemed to have been achieved. For avoidance of doubt, transfer of title upon delivery as stated in Clause 8.2 of the Contract shall also apply to deemed delivery and the defects liability period shall start and end as per Clause 11.’’

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D. Storage.

Article 8.3 “Storage” shall be replaced with the following:

Article 8.3 “Storage”

Siemens Energy shall be entitled to compensation from the Customer for any direct and substantiated cost connected to storing the Power Island Equipment calculated from March 28th, 2023, and onwards. The Parties have agreed that the storage cost divided by the number of months of storage of the Power Island Equipment until the last Delivery Date stated in the Article 8.1 (i.e., 10 months) equals to ([*****] Swedish Kronas ([*****] SEK).

The Customer acknowledge and agrees that, at the time of signature of Amendment no 4, there are two overdue payments of storage costs in the amounts of each [*****] Swedish Kronas ([*****] SEK) these outstanding invoices shall be paid to Siemens Energy by no later than November 30, 2023.

The remaining storage cost amounting to [*****] Swedish Kronas ([*****] SEK) shall be due and payable no later than November 30th, 2023.

The Customer furthermore acknowledges and agrees that Siemens Energy has incurred cost of due to the extension of the storage in Vietnam and China until end of February 2024. As compensation there for the Customer shall pay Siemens Energy [*****] Swedish Kronas ([*****] SEK) to be paid via bank transfer by no later than November 30, 2023.

The additional storage payments as per this Clause 8.3 shall not be included in the Contract Price, and shall be paid by Customer bank transfer after receipt of the following document:

- one (1) original of the commercial invoice.

The Additional Storage Payments are not refundable.

E. Appendix - Draft L/C document.

Not Applicable.

F. Use of Components by Siemens Energy.

Customer agrees that, up and until signing of this Amendment no 3, Siemens Energy may utilize parts from, and/or complete components themselves, for use in other projects that are being undertaken by Siemens Energy, or for use in Siemens Energy’s operation of other power plants, provided, however, that Siemens Energy agrees that it shall replace all such parts or components so utilized in time to deliver complete and operational components to Customer according to the schedule set forth in Section C “Delivery Dates” (a) above, or the Delivery Dates otherwise mutually agreed.

For avoidance of doubt from effectiveness of this Amendment no 3, Siemens Energy may no longer utilize parts from, and/or complete components from the Power Island Equipment.

3. Effectiveness, Applicable Law.

This Amendment shall become effective on the date of signature from both parties. This Amendment shall be governed by the law as agreed in the Contract and the dispute resolution as agreed in the Contract shall apply for all disputes connected with or arising out of this Amendment.

Signature page follows.

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IN WITNESS WHEREOF, this Amendment is to be executed in two (2) equally valid counterparts in accordance with the respective laws:

SIEMENS ENERGY AB	Firebird LNG LLC

10/5/2023	10/5/2023
Date	Date

/s/ Mikael Kåvemark	/s/ Steven Youngdahl
Signature	Signature

Mikael Kåvemark	Steven Youngdahl
Name	Name

10/5/2023
Date	Date

/s/ Urban Gustafson
Signature	Signature

Urban Gustafson
Name	Name

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